                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                 April 12, 1999
                               (December 10, 1998)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

        1-9645                                          74-1787536
(Commission File Number)                   (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                   Form 8-K/A


Item 5        OTHER EVENTS.

On December 10, 1998, Clear Channel Communications, Inc., a Texas corporation (the "Company"), filed a Current Report on Form 8-K. On February 23, 1999 the Company filed a Current Report on Form 8-K/A to amend the December 10, 1998 filing to adjust the pro forma information under item 7 (b). The Company is filing this amendment to include financial statements under item 7 (a) and the associated pro forma information under item 7 (b) as of and for the year ended December 31, 1998.

Item 7            FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and
Board of Directors of
Jacor Communications, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Jacor Communications, Inc. and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP
Cincinnati, Ohio
February 12, 1999

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                      (In thousands, except share amounts)

                                                           1998         1997
                                                        ----------   ----------
                                     ASSETS
Current assets:
  Cash and cash equivalents                             $   20,051   $   28,724
  Accounts receivable, less allowance for
    doubtful accounts of $8,303 in 1998
    and $6,195 in 1997                                     201,466      135,073
  Prepaid expenses and other                                32,796       33,790
                                                        ----------   ----------
            Total current assets                           254,313      197,587
Property and equipment, net                                281,049      206,809
Intangible assets, net                                   2,749,348    2,104,221
Other assets                                               135,998       93,261
                                                        ----------   ----------

            Total assets                                $3,420,708   $2,601,878
                                                        ==========   ==========

                                   LIABILITIES
Current liabilities:
  Current portion long-term debt                        $   35,000   $       --
  Accounts payable                                          20,015       17,294
  Accrued expenses and other                                86,184       68,971
  Accrued payroll                                           16,238       15,246
  Accrued income taxes                                       5,963       16,738
                                                        ----------   ----------
            Total current liabilities                      163,400      118,249
Long-term debt                                           1,289,574      987,500
Liquid Yield Option Notes                                  306,202      125,300
Deferred tax liability                                     345,478      338,867
Other liabilities                                          112,988      115,611


Commitments and contingencies

                              SHAREHOLDERS' EQUITY

Preferred stock, authorized and unissued
   4,000,000 shares                                              --           --
Common stock, no par value, $0.01 per share
   stated value; authorized 100,000,000
   shares, issued and outstanding shares:
   51,184,217 in 1998 and 45,689,677 in 1997                    512          457
Additional paid-in capital                                1,124,057      863,086
Common stock warrants                                        30,819       31,500
Accumulated other comprehensive income                       25,428           --
Retained earnings                                            22,250       21,308
                                                         ----------   ----------


            Total shareholders' equity                    1,203,066      916,351
                                                         ----------   ----------

            Total liabilities and
              shareholders' equity                       $3,420,708   $2,601,878
                                                         ==========   ==========


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
              for the years ended December 31, 1998, 1997 and 1996
                    (In thousands, except per share amounts)




                                      1998         1997         1996
                                    ---------    ---------    ---------
Broadcast revenue                   $ 850,720    $ 595,229    $ 250,461
     Less agency commissions           96,252       64,655       26,700
                                    ---------    ---------    ---------

        Net revenue                   754,468      530,574      223,761

Broadcast operating expenses          497,861      356,783      151,065
Depreciation and amortization         120,392       78,485       23,404
Corporate general and
   administrative expenses             19,684       14,093        9,932
                                    ---------    ---------    ---------

        Operating income              116,531       81,213       39,360

Interest expense                     (107,295)     (82,315)     (32,244)
Gain on sale of assets                 10,896       11,135        2,539
Other income                           12,248        3,452        6,342
Other expense                          (3,338)        (481)        (626)
                                    ---------    ---------    ---------

        Income before
          income taxes and
          extraordinary loss           29,042       13,004       15,371

Income tax expense                    (28,100)      (9,600)      (7,300)
                                    ---------    ---------    ---------

     Income before
       extraordinary loss                 942        3,404        8,071

     Extraordinary loss, net
       of income tax benefit               --       (7,456)      (2,966)
                                    ---------    ---------    ---------

        Net income (loss)                 942       (4,052)       5,105
                                    ---------    ---------    ---------

Other comprehensive income
   (loss) before tax:
Unrealized gains on securities         42,380        2,697        3,403
Less: reclassification adjustment
   for gains included in net
   income                                  --       (6,100)          --
                                    ---------    ---------    ---------
Other comprehensive income,
   before tax                          42,380       (3,403)       3,403
Income tax (expense) benefit
   related to items of other
   comprehensive income               (16,952)       1,361       (1,361)
                                    ---------    ---------    ---------
Other comprehensive income
   (loss), net of tax                  25,428       (2,042)       2,042
                                    ---------    ---------    ---------

Comprehensive income (loss)         $  26,370    $  (6,094)   $   7,147
                                    =========    =========    =========



                                   (Continued)

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
              for the years ended December 31, 1998, 1997 and 1996
                    (In thousands, except per share amounts)
                                   (Continued)






                                     1998       1997        1996
                                   --------   --------    --------
Basic net income (loss)
   per common share:
     Before extraordinary loss     $    .02   $    .08    $    .32
     Extraordinary loss                  --       (.18)       (.12)
                                   --------   --------    --------
              Net income (loss)
                per common share   $    .02   $   (.10)   $    .20
                                   ========   ========    ========

Diluted net income (loss)
   per common share:
     Before extraordinary loss     $    .02   $    .08    $    .30
     Extraordinary loss                  --       (.18)       (.11)
                                   --------   --------    --------
          Net income (loss)
               per common share    $    .02   $   (.10)   $    .19
                                   ========   ========    ========

Number of common shares used
   in Basic calculation              50,389     40,460      25,433
                                   ========   ========    ========

Number of common shares used
   in Diluted calculation            54,565     42,163      26,442
                                   ========   ========    ========


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the years ended December 31, 1998, 1997 and 1996
                                 (In thousands)



                      Common Stock                               Accumulated
                    -----------------  Additional    Common         Other
                    Shares     Stated    Paid-In      Stock      Comprehensive    Retained
                               Value     Capital     Warrants       Income        Earnings       Total
--------------------------------------------------------------------------------------------------------
Balances,
 December 31,
 1995               18,157   $    182  $  118,248    $     388           --       $  20,255    $ 139,073
Common stock
 offering           11,250        113     301,636           --           --              --      301,749
Employee stock
 purchases              48         --         672           --           --              --          672
Exercise of
 stock options         106          1         650           --           --              --          651
Conversion of
 warrants            1,726         17      14,704         (374)          --              --       14,347
Purchase of
 warrants               --         --      (5,080)         (14)          --              --       (5,094)
Issuance of
 warrants               --         --          --       26,500           --              --       26,500
Other
 comprehensive
 income                 --         --          --           --    $   2,042              --        2,042
Stock related
 compensation           --         --       1,891           --           --              --        1,891
Net income              --         --          --           --           --           5,105        5,105
--------------------------------------------------------------------------------------------------------
Balances,
 December 31,
 1996               31,287        313     432,721       26,500        2,042          25,360      486,936
Common stock
 offering            8,321         83     246,079           --           --              --      246,162
Stock issued for
 acquisitions        5,774         58     179,370           --           --              --      179,428
Employee stock
 purchases              87          1       2,137           --           --              --        2,138
Exercise of
 stock options         220          2       3,030           --           --              --        3,032
Issuance of
 warrants               --         --          --        5,000           --              --        5,000
Other
 comprehensive
 income                 --         --          --           --       (2,042)             --       (2,042)
Other                   --         --        (251)          --           --              --         (251)
Net loss                --         --          --           --           --          (4,052)      (4,052)
--------------------------------------------------------------------------------------------------------
Balances,
 December 31,
 1997               45,689   $    457   $ 863,086    $  31,500           --       $  21,308    $ 916,351
--------------------------------------------------------------------------------------------------------

                                   (Continued)

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              for the years ended December 31, 1998, 1997 and 1996
                                 (In thousands)
                                   (Continued)





                   Common Shares                          Accumulated
                  ----------------   Additional  Common      Other
                  Shares    Stated    Paid-In     Stock  Comprehensive  Retained
                            Value     Capital   Warrants     Income     Earnings    Total
-------------------------------------------------------------------------------------------
Balances,
 December 31,
 1997            45,689      $457    $863,086   $31,500      --        $21,308     $916,351
Common stock
 offering         5,073        51     244,888     --         --           --        244,939
Employee stock
 purchases           70        --       3,080     --         --           --          3,080
Exercise of
 stock options      277         3       4,707     --         --           --          4,710
Conversion of
 warrants            70         1       3,504      (681)     --           --          2,824
Other
 comprehensive
 income             --         --        --       --       $25,428        --         25,428
LYONs conversions     5        --         194     --         --           --            194
Other               --         --       4,598     --         --           --          4,598
Net income          --         --        --       --         --            942          942
-------------------------------------------------------------------------------------------

Balances,
 December 31,
 1998            51,184      $512   $1,124,057   $30,819   $25,428     $22,250   $1,203,066
===========================================================================================


                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1998, 1997 and 1996
                                 (In thousands)



                                               1998        1997        1996
                                             --------    --------    --------
Cash flows from operating activities:
  Net income (loss)                          $    942    $ (4,052)   $  5,105
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
         Depreciation                          26,457      17,836       7,661
         Amortization of intangible assets     93,935      60,649      15,743
         Extraordinary loss                        --       7,456       2,966
         Non-cash interest expense             17,227       6,618       4,327
         Provision for bad debts
           and other                            2,108       1,155       1,870
         Deferred income taxes                 14,956      (6,648)       (233)
         Gain on sale of assets               (10,896)    (11,135)     (2,539)
         Changes in operating assets and
           liabilities, net of effects
        of acquisitions and disposals:
             Accounts receivable              (68,319)    (37,495)    (18,626)
             Prepaid expenses and
            other assets                       (1,451)     (9,637)     (4,076)
          Accounts payable                      2,720       4,694      10,054
             Accrued expenses and other
            liabilities                         4,920      26,599       2,655
                                             --------    --------    --------

Net cash provided by
  operating activities                         82,599      56,040      24,907
                                             --------    --------    --------


                                   (Continued)


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1998, 1997 and 1996
                                 (In thousands)
                                   (Continued)



                                          1998         1997         1996
                                        ---------    ---------    ---------
Cash flows from investing activities:
  Capital expenditures                  $ (36,232)   $ (19,980)   $ (11,852)
  Cash paid for acquisitions             (786,992)    (680,206)    (826,302)
  Deposits on broadcast stations          (13,219)     (51,410)     (23,608)
  Proceeds from sale of assets             10,400       93,263        6,595
  Loans originated and other              (10,000)          --       (4,097)
                                        ---------    ---------    ---------

Net cash used by investing
    activities                           (836,043)    (658,333)    (859,264)
                                        ---------    ---------    ---------


Cash flows from financing activities:
  Issuance of long-term debt              534,539      627,700      973,000
  Issuance of common stock                249,243      248,433      431,898
  Repayment of long-term debt            (197,500)    (310,200)    (471,600)
  Payment of financing costs               (8,461)     (13,659)     (27,435)
  Issuance of LYONs                       166,950           --           --
  Other                                        --          606         (806)
                                        ---------    ---------    ---------
Net cash provided by
    financing activities                  744,771      552,880      905,057
                                        ---------    ---------    ---------

Net (decrease) increase in cash
  and cash equivalents                     (8,673)     (49,413)      70,700
Cash and cash equivalents at
  beginning of year                        28,724       78,137        7,437
                                        ---------    ---------    ---------

Cash and cash equivalents at
  end of year                           $  20,051    $  28,724    $  78,137
                                        =========    =========    =========

Supplemental disclosures of cash
  flow information:
  Cash paid for:
         Interest                       $  87,253    $  72,191    $   5,300
         Income taxes                   $   8,588    $   5,383    $   4,992

Supplemental schedule of non-cash
investing and financing activities:
  Fair value of assets exchanged        $ 258,566    $ 120,000    $ 170,000
  Liabilities assumed in acquisitions   $  19,263    $ 120,325    $ 296,187




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS

         Description of Business

         The Company operates in a single reportable segment, radio, which derives its revenue from the sale of commercial broadcast inventory. The radio segment includes all of the Company's radio stations owned or operated and Premiere, a radio syndication business. The Company also aggregates into the category "other", one television station and several broadcast related businesses that provide market research, traffic reporting and satellite connectivity.

         As of December 31, 1998 the Company owned and/or operated 214 radio stations and one television station in 57 broadcast areas throughout the United States.

         Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Jacor Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         Revenues

         Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast. Revenues from syndicated program fees are recognized over the term of the contracts.

         Barter Transactions

         Barter transactions are reported at the estimated fair value of the product or service received. Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If the advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

         Consolidated Statements of Cash Flows

         For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents. The effect of barter transactions has been eliminated.

         Concentrations of Credit Risk

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the country.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS, Continued

         Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation; depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

                  Land improvements                    20 Years
                  Buildings                            25 Years
                  Equipment                          3 to 20 Years
                  Furniture and fixtures             5 to 12 Years
                  Leasehold improvements             Life of lease

         Intangible Assets

         Intangible assets are stated at cost less accumulated amortization; amortization is provided principally on the straight-line basis over the following lives:

                  FCC Broadcasting licenses       40 Years
                  Goodwill                        40 Years
                  Contracts and other
                    intellectual property      3 to 25 Years

         Effective January 1, 1996, the Company adopted Statement of Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Prior to 1996, the Company accounted for the impairment of intangible assets under Accounting Principles Board (APB) Opinion No. 17. The adoption of this statement did not impact the Company's policy for reviewing the carrying value of intangible assets.

         The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that goodwill, FCC licenses and other intangible assets will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, the carrying value of the goodwill, FCC licenses, and other intangible assets will be reduced to their respective fair values.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         The fair value of the Company's publicly traded debt is based on quoted market prices. It was not practicable to estimate the fair value of borrowings under the Company's Credit Facility since there is no liquid market for this debt.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







1.       ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS, Continued


         Earnings Per Share

         Basic earnings per share equals net earnings divided by the weighted average number of common shares outstanding. Diluted earnings per share equals net earnings divided by the weighted average number of common shares outstanding after giving effect to other dilutive securities.

         Stock Based Compensation Plans

         The Company accounts for its employee and director stock based compensation plans in accordance with APB Opinion No. 25. The Company has elected not to adopt the cost recognition provisions of Statement of Financial Accounting Standards No. 123, ("SFAS 123") "Accounting for Stock Based Compensation". The Company follows only the disclosure provisions of SFAS 123 as permitted by the statement.

         Reclassifications

         Certain prior year amounts have been reclassed to conform to 1998 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




2.       CLEAR CHANNEL MERGER

         On October 8, 1998 the Company entered into a definitive merger agreement with Clear Channel Communications, Inc. ("Clear Channel") for a tax-free, stock for stock transaction (the "Merger" or the "Clear Channel Merger"). Upon consummation of the Merger, each outstanding share of Jacor common stock will be converted into Clear Channel common stock, based upon the average closing price of Clear Channel common stock during the twenty-five consecutive trading days ending on the second trading day prior to the closing date, as follows:

         AVERAGE CLOSING PRICE OF CLEAR CHANNEL STOCK          CONVERSION RATIO
         Less than or equal to $42.86........................... 1.400
         Above $42.86 but less than or equal to $44.44.......... 1.400 to 1.350
         Above $44.44 but less than $50.00...................... 1.350

         If the average closing price is $50.00 or more, the Conversion Ratio will be calculated as the quotient obtained by dividing (A) $67.50 plus the product of .675 and the amount by which the average closing price exceeds $50.00, by (B) the average closing price. If the average closing price is less than or equal to $37.50, the Merger agreement may be terminated by the Company, upon notice to Clear Channel, on one of the two trading days prior to the closing date.

         Completion of the Merger is conditioned on, among other things, stockholder approval and receipt of Federal Communications Commission and other regulatory approvals. The Company expects to consummate the Merger by September 30, 1999.

         Upon consummation of the Merger, a change in control event will have occurred with respect to covenants in the Company's credit facility, liquid yield option notes and each outstanding issue of the senior subordinated notes. Such change in control would give the credit facility lenders the right to require repayment of amounts borrowed under the facility, and require the Company to offer repayment of the senior subordinated notes at 101% of the principal amount and the liquid yield option notes at their issue price plus accrued original issue discount at such date.

         As a result of the Merger, all options and stock appreciation rights for Jacor common stock not vested at the effective time of the Merger become fully vested and exercisable one day before the effective time of the Merger. Clear Channel will assume all of these options and stock appreciation rights on the same terms and conditions as were applicable prior to the effective time of the Merger. The holders may exercise such options and stock appreciation rights for or with respect to shares of Clear Channel common stock at an exercise price adjusted to reflect the exchange ratio of the Merger.

         In August 1998, the Company entered into an advisory agreement with Equity Group Investments, Inc. ("EGI"), an affiliate of the Company's largest stockholder, the Zell/Chilmark Fund L.P., whereby the Company agreed to pay EGI a fee equal to .75% of the equity value of the Company, as defined in the advisory agreement, on any change in control event. The Zell/Chilmark Fund L.P. has entered into a voting agreement pursuant to which it agreed to vote its shares in favor of the proposal to approve the Merger.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.       ACQUISITIONS

         COMPLETED 1998 ACQUISITIONS AND DISPOSITIONS

         Nationwide Related Transactions

         In August 1998, the Company completed the acquisition of substantially all broadcast related assets of Nationwide Communications Inc. ("Nationwide") for total cash consideration of approximately $555 million, of which $30.0 million was placed in escrow in 1997, plus acquisition costs. Simultaneously with the Nationwide acquisition, but in separate transactions, the Company effected the exchange and sale of certain radio stations in order to satisfy antitrust concerns raised by the Department of Justice in connection with the Nationwide acquisition. For financial reporting purposes, the Company recorded the exchange of eight radio stations as sale transactions, receiving non-cash consideration in the form of nine radio stations with aggregate fair values of $195 million. Additionally, one other radio station was sold for $10.l million in cash. The Company recorded net pre-tax gains of $10.9 million, which was measured by the difference between the fair value of the radio stations exchanged or sold and the carrying value of the properties. The Company believes that certain of the transactions qualify as tax-deferred like-kind exchanges, therefore, the income tax expense of approximately $14 million associated with the gains is included in the deferred component of income tax expense. The radio stations received in the exchange transactions were recorded as purchase transactions at their respective fair values. The following radio stations were included in the transactions:

                                                         Stations Received
                                                           in Exchange
                                     Stations             Transaction or
         Purchased from              Exchanged            Purchased from
           Nationwide                 or Sold              Other Parties
         --------------              ---------           -----------------
         WCOL-FM, WFII-AM,       WLVQ-FM, WAZU-FM,       WMJI-FM, WMMS-FM
         WNCI-FM (Columbus, OH)  WHOK-FM (Columbus, OH)  (Cleveland)
         WPOC-FM (Baltimore)     WKNR-FM (Cleveland)     KUFX-FM (Fremont, CA)
         WGAR-FM (Cleveland)     KSGS-AM, KMJZ-FM        WOCT-FM, WCAO-AM
                                 (Minneapolis)           (Baltimore)
         KDMX-FM, KEGL-FM        KKLQ-FM, KJQY-FM        KLOU-FM, KSD-FM
         (Dallas)                (San Diego)             (St. Louis)
         KHMX-FM, KTBZ-FM                                KOME-FM
         (Houston)                                       (San Jose, CA)
         KSGS-AM, KMJZ-FM                                WTAE-AM (Pittsburgh)
         (Minneapolis)
         KGLQ-FM, KZZP-FM
         (Phoenix)
         KMCG-FM, KXGL-FM
         (San Diego)

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




3.       ACQUISITIONS, Continued

         Other Transactions

         Also during 1998, the Company completed acquisitions of 47 radio stations in 10 existing and 17 new broadcast areas for a purchase price consisting of approximately $237.0 million in cash, of which $18.8 million was placed in escrow in 1997, and the assumption of approximately $10.7 million in debt owed to wholly-owned subsidiaries of the Company.

         The Company also completed two separate exchanges of broadcast properties, exchanging five stations in two broadcast areas for seven stations in two broadcast areas. The Company sold six broadcast properties in three broadcast areas for approximately $1.1 million in cash.

         During 1998, the Company completed acquisitions of two broadcasting service companies and the assets of five other broadcasting service companies for a purchase price of approximately $14.5 million in cash, a note payable of approximately $0.8 million, plus additional contingent consideration of up to $1.6 million payable over three years.

         COMPLETED 1997 ACQUISITIONS AND DISPOSITIONS

         During 1997, the Company completed acquisitions of 86 radio stations in 33 broadcast areas for a purchase price consisting of (i) $344.4 million in cash, of which $26.1 million was placed in escrow in 1996,
         (ii) the issuance of approximately 4.3 million shares of common stock valued at $126.8 million, and (iii) the issuance of warrants to acquire 500,000 shares of common stock at $40 per share valued at $5.0 million.

         The Company also completed three separate like-kind exchanges of broadcast properties, exchanging five stations and net cash of $11.0 million, of which $3.6 million was placed in escrow in 1996, for nine stations. The Company sold two stations in two broadcast areas for $9.5 million.

         In June, the Company acquired by merger Premiere, a company that produces syndicated network radio programs and services which it distributes in exchange for commercial broadcast time that is resold to national advertisers. The total consideration paid by the Company including payment for certain Premiere warrants and stock options, was $189.8 million, consisting of $138.8 million in cash and the issuance of 1,416,886 shares of common stock.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3.       ACQUISITIONS, Continued

         In April 1997, the Company acquired substantially all the assets relating to the broadcast distribution and related print and electronic media publishing businesses of Radio-Active Media (formerly EFM Media Management), for $50.0 million in cash. Additionally, in October 1997, the Company acquired the rights to The Dr. Laura Program from Synergy Broadcasting, Inc. and the assets of Multiverse Networks, L.L.C., a network radio sales representation firm, for $71.5 million in cash.

         The Company completed the acquisition of two additional broadcasting service companies for a purchase price of approximately $29.0 million.

         All of the above acquisitions have been accounted for as purchases. The excess cost over the fair value of net assets acquired is being amortized over 40 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming each of the 1998 and 1997 acquisitions had taken place at the beginning of 1997, unaudited pro forma consolidated results of operations would have been as follows:

                                                Pro Forma (Unaudited)
                                               Year Ended December 31,
                                                1998            1997
                                              ---------       ---------
         Net revenue                          $ 824,616       $ 714,853
         Net loss before extraordinary loss      (9,568)        (14,263)
         Diluted loss per common share
           before extraordinary loss          $    (.19)      $    (.28)

         These unaudited pro forma amounts do not purport to be indicative of the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

         Acquisitions Completed Subsequent to December 31, 1998

         The Company purchased the FCC licenses and substantially all of the assets of 21 and the stock of two radio stations in two existing and nine new broadcast areas and the FCC license and substantially all of the assets of one television station in one new broadcast area for approximately $106.9 million in cash, of which approximately $10.0 million was placed in escrow in 1997 and 1998.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





3.       ACQUISITIONS, Continued


         Pending Acquisitions and Dispositions

         As of March 5, 1999, the Company has entered into agreements to purchase FCC licenses and substantially all of the broadcast assets of 13 stations and the stock of one station in six of the Company's existing broadcast areas and in three new broadcast areas for a total purchase price of approximately $22.3 million in cash, of which $2.6 million has already been paid in escrow through December 31, 1998.

         In connection with the Clear Channel Merger (See Footnote 2) the Company has signed letters of intent to divest of five stations in Louisville, Kentucky and the format of one and FCC license of another station in Tampa, Florida. These dispositions will close simultaneously with the Clear Channel Merger.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



4.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1998 and 1997 consist of the following (in thousands):

                                             1998         1997
                                          ---------    ---------
          Land and land improvements      $  28,043    $  21,128
          Buildings                          34,671       26,077
          Equipment                         239,861      162,885
          Furniture and fixtures             23,040       19,919
          Leasehold improvements             10,587        8,006
                                          ---------    ---------
                                            336,202      238,015
          Less accumulated depreciation     (55,153)     (31,206)
                                          ---------    ---------
                                          $ 281,049    $ 206,809
                                          =========    =========


5.       INTANGIBLE ASSETS

         Intangible assets at December 31, 1998 and 1997 consist of the following (in thousands):

                                             1998         1997
                                          ----------   ----------
          Broadcasting licenses           $2,077,776   $1,465,020
          Goodwill                           452,720      404,684
          Contracts and other
          intellectual assets                400,674      331,171
                                          ----------   ----------
                                           2,931,170    2,200,875
          Less accumulated amortization     (181,822)     (96,654)
                                          ----------   ----------
                                          $2,749,348   $2,104,221
                                          ==========   ==========

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




6.       OTHER ASSETS

         The Company's other assets at December 31, 1998 and 1997 consist of the following (in thousands):

                                               1998               1997
                                             --------           --------
         Deferred finance costs              $ 32,607           $ 24,497
         Deposits on broadcast properties      38,961             51,410
         Marketable securities                 27,428                 --
         Other                                 37,002             17,354
                                             --------           --------
                                             $135,998           $ 93,261
                                             ========           ========


         At December 31, 1998 the Company recorded an unrealized gain, net of tax, of $25.4 million on an investment in a marketable equity security. In January 1999 the Company sold the investment and recognized a pretax gain of $83.5 million.

         Included in Other at December 31, 1998 is a $9.2 million note receivable from a company which provides real estate services to Jacor, and employs a Director of Jacor in a principal position.

                   JACOR COMMUNICATIONS,INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





7.       LONG-TERM DEBT

         The Company's debt obligations at December 31, 1998 and 1997 consist of the following (in thousands):

                                               1998               1997
                                            ----------          --------
         Credit Facility borrowings........ $  750,000          $567,500
         10 1/8% Senior Subordinated Notes,
            due 2006.......................    100,000           100,000
         9 3/4% Senior Subordinated Notes,
            due 2006.......................    170,000           170,000
         8 3/4% Senior Subordinated Notes,
            due 2007.......................    150,000           150,000
         8% Senior Subordinated Notes,
            due 2010.......................    119,574                --
                                            ----------          --------
                                            $1,289,574          $987,500
                                            ==========          ========



         Credit Facility

         The Company, through Jacor Communications Company ("JCC"), has a $1.15 billion credit facility (the "Credit Facility") with a group of banks and other financial institutions. The Credit Facility consists of two components: (i) a revolving credit facility ("Revolving Credit Facility") of up to $750.0 million with a mandatory commitment reduction of $50.0 million on June 30, 2000 continuing semi-annually through June 2003, and a final maturity date of December 31, 2004; and
         (ii) a term loan ("Term Loan") of up to $400.0 million with a scheduled reduction of $35.0 million on December 31, 1999 with increasing semi-annual reductions thereafter and a final maturity date of December 31, 2004. Amounts repaid or prepaid under the Term Loan may not be reborrowed. At December 31, 1998, the Company had $400.0 million of outstanding indebtedness under the Term Loan, $385.0 million of outstanding indebtedness under the Revolving Credit Facility and available borrowings of $365.0 million.

         The loans under the Credit Facility are guaranteed by each of the Company's direct and indirect subsidiaries other than certain immaterial subsidiaries. JCC's obligations under the Credit Facility are collateralized by a first priority lien on the capital stock of the Company's subsidiaries, an assignment of all intercompany debt and of certain time brokerage agreements, and by the guarantee of JCC's parent company, Jacor Communications, Inc. ("Jacor").

         The Credit Facility bears interest at a rate that fluctuates, with an applicable margin ranging from 0.00% to a maximum of 1.75%, based on the Company's ratio of total debt to earnings before interest, taxes, depreciation and amortization for the four consecutive fiscal quarters then most recently ended (the "Leverage Ratio"), plus a bank base rate or a Eurodollar base rate, as applicable. At December 31, 1998, the average interest rate on Credit Facility borrowings was 6.20%. The Company pays interest on the unused portion of the Revolving Credit Facility at a rate ranging from 0.250% to 0.375% per annum, based on the Company's Leverage Ratio.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7.       LONG-TERM DEBT, Continued

         The Credit Facility contains covenants and provisions that restrict, among other things, the Company's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) engage in certain transactions with affiliates; and
         (viii) make restricted junior payments. The Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a debt-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Credit Facility with proceeds of certain sales of assets and debt issuances.

         In 1997, the Company recognized an extraordinary loss of approximately $7.5 million, net of income tax credit, related to the write off of debt financing costs due to significant amendments to the Company's Credit Facility.

         10 1/8% Senior Subordinated Notes Due 2006

         Interest on the 10 1/8% Senior Subordinated Notes (the "10 1/8% Notes") is payable semi-annually. The 10 1/8% Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2001. The redemption prices commence at 105.063% and are reduced by 1.688% annually until June 15, 2004 when the redemption price is 100%. At December 31, 1998, the market value of the 10 1/8% Notes exceeded carrying value by approximately $11.5 million. At December 31, 1997 the market value of the 10 1/8% Notes exceeded carrying value by approximately $8.6 million.

         9 3/4% Senior Subordinated Notes Due 2006

         Interest on the 9 3/4% Senior Subordinated Notes (the "9 3/4% Notes") is payable semi-annually. The 9 3/4% Notes will be redeemable at the option of the Company, in whole or part, at any time on or after December 15, 2001. The redemption prices commence at 104.875% and are reduced by 1.625% annually until December 15, 2004 when the redemption price is 100%. At December 31, 1998, the market value of the 9 3/4% Notes exceeded carrying value by approximately $17.9 million. At December 31, 1997 the market value of the 9 3/4% Notes exceeded carrying value by approximately $12.1 million.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7.       LONG-TERM DEBT, Continued

         8 3/4% Senior Subordinated Notes Due 2007

         In June 1997, the Company completed an offering of $150 million of its 8 3/4% Senior Subordinated Notes (the "8 3/4% Notes"). The 8 3/4% Notes will mature on June 15, 2007. Interest on the 8 3/4% Notes is payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1997. The 8 3/4% Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002. The redemption prices commence at 104.375% and are reduced by 1.458% annually until June 15, 2005 when the redemption price is 100%. At December 31, 1998 the market value of the 8 3/4% Notes exceeded carrying value by approximately $11.6 million. At December 31, 1997, the market value of the 8 3/4% Notes exceeded carrying value by approximately $3.8 million.

         8% Senior Subordinated Notes Due 2010

         In February 1998, the Company completed an offering of $120 million of its 8% Senior Subordinated Notes (the "8% Notes"). The 8% Notes will mature on February 15, 2010. Interest on the 8% Notes is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 1998. The 8% Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2003. The redemption prices commence at 104.0% and are reduced by 0.8% annually until February 2008 when the redemption price is 100%. At December 31, 1998 the market value of the 8% Notes exceeded carrying value by approximately $6.6 million.

         The 10 1/8% Notes, 9 3/4% Notes, 8 3/4% Notes, and 8% Notes (the "Notes") are obligations of JCC, and are jointly and severally, fully and unconditionally guaranteed on a senior subordinated basis by Jacor and by all of the Company's subsidiaries (the "Subsidiary Guarantors"). JCC is a wholly-owned subsidiary of Jacor and the Subsidiary Guarantors are wholly-owned subsidiaries of JCC. Separate financial statements of JCC and each of the Subsidiary Guarantors are not presented because Jacor believes that such information would not be material to investors. The direct and indirect non-guarantor subsidiaries of Jacor are inconsequential, both individually and in the aggregate. Additionally, there are no current restrictions on the ability of the Subsidiary Guarantors to make distributions to JCC, except to the extent provided by law generally. JCC's credit facility and the terms of the indentures governing the Notes do restrict the ability of JCC and of the Subsidiary Guarantors to make distributions to the Registrant.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.       LONG-TERM DEBT, Continued

         Summarized financial information with respect to Jacor and with respect to the Subsidiary Guarantors on a combined basis as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998; and with respect to JCC as of December 31, 1998 and 1997 and for the years ended December 31, 1998, December 31, 1997 and for the period from June 6, 1996 to December 31, 1996 is as follows:

                                             Jacor                                        JCC
                            ----------------------------------------    ---------------------------------------
                               1998            1997          1996           1998           1997         1996
                            -----------    -----------   -----------    -----------    -----------    ---------
Operating Statement
Data (in thousands):

Net revenue                          --             --             --            --             --           --
Equity in earnings
  of subsidiaries           $     1,277    $    (1,958)  $     10,237   $       967    $     3,191    $  11,864
Operating (loss)
  income                        (18,954)       (15,387)           305           967          3,191       11,864
Income (loss) before
  extraordinary items               942         (4,052)         5,105         1,277          5,498       13,203
Net income (loss)                   942         (4,052)         5,105         1,277         (1,958)      10,237

Balance Sheet Data
(in thousands):

Current assets              $     6,090    $     1,316             --   $    27,634    $    41,203           --
Non-current assets            1,622,014      1,165,970             --     2,884,237      2,122,648           --
Current liabilities              22,075         28,853             --        13,771         13,184           --
Non-current
  liabilities                   402,964        222,082             --     2,224,921      1,478,765           --
Shareholders' equity          1,203,065        916,351             --       673,179        671,902           --



Statement of Cash
Flow Data (in thousands):

Operating activities        $   (19,234)   $   (13,643)  $     (9,482)  $     8,460    $     2,521    $   5,266
Investing activities             (2,597)        88,460          2,098      (800,211)      (731,616)    (849,910)
Financing activities             22,444        (76,278)         7,384       782,465        683,829      915,345
Net change in cash and
  cash equivalents                  613         (1,461)            --        (9,286)       (45,266)      70,701
Cash and cash equivalents
  at beginning of period           (613)           848             --        29,337         74,603        7,436
Cash and cash equivalents
  at end of period                   --           (613)            --        20,051         29,337       78,137

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7.       LONG-TERM DEBT, Continued



                                            Combined
                                     Subsidiary Guarantors
                               1998           1997           1996
                            -----------    -----------    -----------
Operating Statement
Data (in thousands):

Net revenue                 $   754,468    $   530,574    $   223,761
Equity in earnings
  of subsidiaries                    --             --             --
Operating income                136,762         95,306         49,292
Income before
  extraordinary items               967          3,191         11,864
Net income                          967          3,191         11,864

Balance Sheet Data
(in thousands):

Current assets              $   220,589    $   155,068             --
Non-current assets            3,200,118      2,446,810             --
Current liabilities              92,554         76,212             --
Non-current
  liabilities                 2,125,088      1,609,315             --
Shareholders' equity          1,203,065        916,351             --




Statement of Cash Flow
Data (in thousands):

Operating activities        $    93,373    $    67,162    $    29,123
Investing activities            (33,235)       (15,177)       (11,452)
Financing activities            (60,138)       (54,671)       (17,671)
Net change in cash and
  cash equivalents                   --         (2,686)            --
Cash and cash equivalents
  at beginning of period             --          2,686             --
Cash and cash equivalents
  at end of period                   --             --             --

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




8.       LIQUID YIELD OPTION NOTES

         1998 Liquid Yield Option Notes

         In February 1998, the Company issued 4 3/4% Liquid Yield Option Notes ("1998 LYONs") due 2018 in the aggregate principal amount at maturity of $426.9 million. Each 1998 LYON had an issue price of $391.06 and a principal amount at maturity of $1,000. At December 31, 1998 the accreted value of the 1998 LYONs was $174.1 million which included $7.2 million of interest accreted during 1998.

         Each 1998 LYON is convertible, at the option of the holder, at any time on or prior to maturity, into common stock at a conversion rate of
         6.245 shares per 1998 LYON.

         The 1998 LYONs are not redeemable by the Company prior to February 9, 2003. Thereafter, the LYONs are redeemable for cash at any time at the option of the Company, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

         The 1998 LYONs can be purchased by the Company, at the option of the holder, on February 9, 2003, February 9, 2008, and February 9, 2013 for a purchase price of $494.52, $625.35 and $790.79 (representing issue price plus accrued original issue discount to each date), respectively, representing a 4 3/4% yield per annum to the holder on such date. The Company, at its option, may elect to pay the purchase price on any such purchase date in cash or common stock, or any combination thereof.

         At December 31, 1998 the market value of the 1998 LYONs exceeded the carrying value by approximately $31.3 million.

         1996 Liquid Yield Option Notes

         In June 1996, the Company issued 5 1/2% Liquid Yield Option Notes ("1996 LYONs") due 2011 in the aggregate principal amount at maturity of $259.9 million. Each 1996 LYON had an issue price of $443.14 and a principal amount at maturity of $1,000. At December 31, 1998 the accreted value of the 1996 LYONs was $132.1 million which included $7.0 million of interest accreted during 1998. At December 31, 1997 the accreted value of the 1996 LYONs was $125.3 million which included $6.6 million of interest accreted during 1997.

         Each 1996 LYON is convertible, at the option of the holder, at any time on or prior to maturity, into Common Stock at a conversion rate of
         13.412 shares per 1996 LYON.

         The 1996 LYONs are not redeemable by the Company prior to June 12, 2001. Thereafter, the 1996 LYONs are redeemable for cash at any time at the option of the Company, in whole or in part, at redemption prices equal to the issue price plus accrued original issue discount to the date of redemption.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8.       LIQUID YIELD OPTION NOTES, Continued

         The 1996 LYONs can be purchased by the Company, at the option of the holder, on June 12, 2001 and June 12, 2006, for a purchase price of $581.25 and $762.39 (representing issue price plus accrued original issue discount to each date), respectively, representing a 5 1/2% yield per annum to the holder on such date. The Company, at its option, may elect to pay the purchase price on any such purchase date in cash or common stock, or any combination thereof.

         At December 31, 1998, the market value of the 1996 LYONs exceeded the carrying value by approximately $99.9 million. At December 31, 1997, the market value of the 1996 LYONs exceeded the carrying value by approximately $64.4 million.


9.       CAPITAL STOCK

         Common Stock

         In February 1998, the Company completed an offering of 5,073,000 shares of common stock at $50.50 per share net of underwriting discounts of $2.02 per share. Net proceeds to the Company were approximately $244.9 million.

         Warrants

         In connection with a 1997 acquisition, the Company issued warrants to acquire 500,000 shares of common stock with an exercise price of $40 per share. The warrants expire in February 2002.

         In connection with a 1996 acquisition, the Company issued warrants to acquire 4,400,000 shares of common stock with an exercise price of $28 per share. The warrants expire in September 2001.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




10.      STOCK BASED COMPENSATION PLANS

         1993 Stock Option Plan

         Under the Company's 1993 stock option plan (the "1993 Plan"), options to acquire up to 2,769,218 shares of common stock can be granted to directors, officers and key employees at no less than the fair market value of the underlying stock on the date of grant. The 1993 Plan permits the granting of non-qualified stock options (NQSOs) as well as incentive stock options(ISOs). Between 25% and 30% of the options vest on the date of grant and between 20% and 30% vest on each of the next three anniversaries of the grant date. Options expire 10 years after grant and the plan will terminate no later than February 7, 2003. At December 31, 1998, 618 shares were available for grant.

         1997 Long-Term Incentive Stock Plan

         The 1997 Long-Term Incentive Stock Plan ("the Long-Term Plan") authorizes the issuance of up to 1,800,000 shares of Common Stock pursuant to the grant or exercise of stock options, including NQSOs and ISOs, restricted stock, stock appreciation rights (SARs), and certain other instruments to executive officers and other key employees, subject to board approval and certain other restrictions. Stock options may not be granted at less than the fair market value of the underlying stock on the date of grant. Twenty-five percent of the options vest on the date of the grant and 25% vest on each of the next three anniversaries of the grant date. Options expire 10 years after grant. At December 31, 1998, 284,512 shares were available for grant.

         1997 Non-Employee Directors Stock Plan and Stock Purchase Plan

         The 1997 Non-Employee Directors Stock Plan (the "Directors Stock Plan") authorizes the issuance of up to 350,000 shares of Jacor Common Stock pursuant to the grant or exercise of NQSOs, SARs, restricted stock and other performance instruments. Stock options may not be granted at less than the fair market value of the underlying stock on the date of grant. Twenty-five percent of the options vest on the date of the grant and 25% vest on each of the next three anniversaries of the grant date. Options expire 10 years after grant. At December 31, 1998, 270,000 shares were available for grant. Also, the Company adopted a stock purchase plan for its non-employee directors authorizing the issuance of up to 150,000 shares of Jacor common stock. Stock may be purchased at a 15% discount from fair value and purchases are limited to $100,000 per director in a calendar year.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




10.      STOCK BASED COMPENSATION PLANS, Continued


         Information pertaining to the plans for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                  Number of    Weighted Average
                                                   Shares       Exercise Price
                                                  ---------    ----------------
1996:
         Outstanding at beginning of year ......  1,568,520      $    7.52
         Granted ...............................    594,500      $   23.63
         Exercised .............................   (106,410)     $    6.10
         Outstanding at end of year ............  2,056,610      $   12.26
         Exercisable at end of year ............  1,507,000      $    8.68
         Available for grant at end of year ....    523,118

1997:
         Outstanding at beginning of year ......  2,056,610      $   12.26
         Granted ...............................  1,196,188      $   24.92
         Exercised .............................   (212,679)     $   11.61
         Surrendered ...........................    (15,490)     $   26.71
         Outstanding at end of year ............  3,024,629      $   17.20
         Exercisable at end of year ............  2,228,095      $   13.72
         Available for grant at end of year ....  1,476,930

1998:
         Outstanding at beginning of year ......  3,024,629      $   17.20
         Granted ...............................    921,800      $   53.31
         Exercised .............................   (245,698)     $   15.32
         Surrendered ...........................     (9,083)     $   22.52
         Outstanding at end of year ............  3,691,648      $   26.33
         Exercisable at end of year ............  2,435,686      $   18.37
         Available for grant at end of year ....    555,130

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





10.      STOCK BASED COMPENSATION PLANS, Continued

         The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in 1998, 1997 and 1996, respectively: risk-free interest rates are different for each grant and range from 5.24% to 6.51%; the expected lives of options are 5 years; and volatility of approximately 35% for all grants. A summary of the fair value of options granted in 1998, 1997 and 1996 follows:

                                              1998      1997        1996
                                             ------    ------      ------
         Weighted-average fair value of
           options granted at-the-money      $30.87    $12.26      $ 9.42
         Weighted-average fair value of
           options granted at a premium          --        --      $ 8.46
         Weighted-average fair value of
           options granted at a discount         --    $28.15          --
         Weighted-average fair value of all
           options granted during the year   $30.87    $16.29      $ 9.07

         The options granted at a discount in 1997 were related to approximately 304,000 options outstanding to purchase Premiere common stock, which were converted to equivalent Jacor NQSOs at the time of the merger.

         The following table summarizes information about stock options outstanding at December 31, 1998:


                 OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
--------------------------------------------------------     ---------------------
                                   Weighted     Weighted                  Weighted
  Range of             Number       Average     Average        Number     Average
  Exercise          Outstanding    Remaining    Exercise     Exercisable  Exercise
   Prices           at 12/31/98      Life        Price       at 12/31/98    Price
  --------          -----------    ---------    --------     -----------  --------
$5.74 to $9.65        1,109,172         4.32    $   6.10       1,109,172  $   6.10

$12.70 to $19.96        300,929         6.48    $  15.98         295,929  $  15.93

$21.25 to $30.66      1,313,247         8.13    $  26.46         779,260  $  25.93

$37.25 to $45.94         49,000         8.55    $  39.57          24,500  $  39.80

$52.87 to $60.66        919,300         9.09    $  53.28         226,825  $  53.28
                    -----------                              -----------
$ 5.74 to $60.66      3,691,648         8.26    $  26.34       2,435,686  $  18.40
                    ===========                              ===========

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





10.      STOCK BASED COMPENSATION PLANS, Continued

         Employee Stock Purchase Plan

         Under the 1995 Employee Stock Purchase Plan, the Company is authorized to issue up to 700,000 shares of common stock to its full-time and part-time employees, all of whom are eligible to participate. Under the terms of the Plan, employees can choose each year to have up to 10 percent of their annual base earnings withheld to purchase the Company's common stock. The purchase price of the stock is 85% of the lower of its beginning-of-period or end-of-period market price. Under the Plan, the Company sold 66,151 shares for approximately $43.80 per share and 3,441 shares for approximately $52.06 per share in 1998, 74,767 shares for approximately $23.27 per share and 12,376 shares for approximately $32.19 per share in 1997 and 47,232 shares for $14.24 per share in 1996. The fair market value of the right to acquire common stock under the Stock Purchase Plan was $15.74 per share granted on January 1 and $15.73 per share granted on July 1 in 1998, $8.40 per share granted on January 1 and $9.80 per share granted on July 1 in 1997 and $4.81 per share in 1996.

         Had the compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income (loss) and net income (loss) per common share for 1998, 1997 and 1996 would approximate amounts below (in thousands, except per share amounts):

                                               1998         1997       1996
                                              --------    --------    -------
         Net income (loss):
                  As reported                 $    942    $ (4,052)   $ 5,105
                  Pro forma                   $(17,729)   $(10,691)   $ 3,826

         Diluted net income (loss) per
           common share:
                  As reported                 $   0.02    $  (0.10)   $  0.19
                  Pro forma                   $  (0.31)   $  (0.25)   $  0.14

         In 1996, the Company recorded compensation expense of approximately $1.9 million related to stock units issued to officers and directors and stock options issued to non-employees of the Company. The expense related to the stock units was equal to the fair value of the stock for which the units can be converted into on the date of grant. The fair value of the options was determined using the Black-Scholes option pricing model and the following assumptions: risk-free interest rate of 5.79%; expected life of 5 years; and volatility of approximately 35%. The options were 100% vested on the date of grant.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




11.      INCOME TAXES

         Income tax expense for the years ended December 31, 1998, 1997 and 1996 is summarized as follows (in thousands):


                                 Federal      State         Total
                                 -------     --------      -------
         1998:
            Current              $10,640     $  2,500      $13,140
            Deferred              12,060        2,900       14,960
                                 -------     --------      -------
                                 $22,700     $  5,400      $28,100
                                 =======     ========      =======


         1997:
            Current              $13,200     $  3,000      $16,200
            Deferred              (5,400)      (1,200)      (6,600)
                                 -------     --------      -------
                                   7,800        1,800        9,600
             Tax benefit from
              extraordinary loss  (4,000)        (900)      (4,900)
                                 -------     --------      -------
                                 $ 3,800     $    900      $ 4,700
                                 =======     ========      =======

         1996:
            Current              $ 6,185       $1,348       $7,533
            Deferred                (185)         (48)        (233)
                                 -------     --------      -------
                                   6,000        1,300        7,300
            Tax benefit from
             extraordinary loss   (1,600)        (380)      (1,980)
                                 -------     --------      -------
                                 $ 4,400     $    920      $ 5,320
                                 =======     ========      =======


         The provisions for income tax differ from the amount computed by applying the statutory federal income tax rate due to the following:

                                            1998        1997        1996
                                           -------     -------     -------
         Federal income tax at
           the statutory rate              $10,167     $ 5,173     $ 5,627
         Amortization not deductible        14,446       3,449       1,262
         State income taxes, net of any
           current federal income tax
           benefit                           3,498         589         620
         Other                                 (11)        389        (209)
                                           -------     -------     -------
                                           $28,100     $ 9,600     $ 7,300
                                           =======     =======     =======

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.      INCOME TAXES, continued


         The tax effects of the significant temporary differences which comprise the deferred tax liability at December 31, 1998, 1997 and 1996 are as follows (in thousands):

                                         1998         1997         1996
                                       --------     --------     --------
         Deferred tax assets:
           Accrued expenses and
            reserves                   $ (4,555)    $ (7,479)    $(11,104)
           Net operating loss
            carryforwards                (7,235)     (11,461)     (12,000)
           Other                         (1,682)      (4,047)      (2,098)
                                       --------     --------     --------
                                        (13,472)     (22,987)     (25,202)
         Deferred tax liabilities:
           Property and equipment        40,289       35,614       32,427
           Intangibles                  317,762      326,240      257,653
                                       --------     --------     --------
                                        358,051      361,854      290,080
                                       --------     --------     --------

                  Net liability        $344,579     $338,867     $264,878
                                       ========     ========     ========


         At December 31, 1998 the Company had net operating loss carryforwards of $18,086. The loss carryforwards expire in the years 2008 through 2012 if not used.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






12.      COMMITMENTS AND CONTINGENCIES

         Lease and Contractual Obligations

         The Company and its subsidiaries lease certain land and facilities used in their operations. The Company also has various employment agreements with broadcast personalities that provide base compensation. Future minimum payments under leases and employment agreements as of December 31, 1998 are payable as follows (in thousands):

                           1999            $ 71,811
                           2000              56,047
                           2001              40,333
                           2002              23,960
                           2003              19,272
                           Thereafter        38,965
                                           --------
                                           $250,388
                                           ========

         Rental expense was approximately $11,955, $8,010 and $3,996 for the years ended December 31, 1998, 1997 and 1996, respectively.

         Legal Proceedings

         From time to time, the Company becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of the Company's management, there are no material legal proceedings pending against the Company.


13.      RETIREMENT PLAN

         The Company maintains a defined contribution retirement plan covering substantially all employees who have met eligibility requirements. The Company matches participating employee contributions at a rate of 50% of the employee's first 4% contributed, up to $160,000 of annual compensation. Total expense related to this plan was $2,558,647, $1,977,052 and $756,618 in 1998, 1997 and 1996, respectively.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.      EARNINGS PER SHARE

         The following is a reconciliation of the numerators and denominators of the basic and diluted Earnings Per Share ("EPS") computations for income before extraordinary items for the years ended December 31, as follows (in thousands except per share amounts):

                                  1998      1997      1996
                                 -------   -------   -------
            Net income before
          extraordinary item     $   942   $ 3,404   $ 8,071

            Weighted average
          shares - basic          50,389    40,460    25,433

            Effect of dilutive
             securities:

               Stock options       1,465       996       658
               Warrants            2,326       357        --
               Other                 385       350       351
                                 -------   -------   -------

            Weighted average
             shares - diluted     54,565    42,163    26,442
                                 =======   =======   =======

            Basic EPS            $   .02   $   .08   $   .32

            Diluted EPS          $   .02   $   .08   $   .30

         The Company's 1996 LYONs and 1998 LYONs (the "LYONs") can be converted into approximately 6.2 million shares of Jacor common stock at the option of the holder. Assuming conversion of the LYONs as of January 1, 1998 and 1997 would result in an increase in per share amounts before extraordinary items, therefore, the LYONs are not included in the computation of diluted EPS.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.      SEGMENT INFORMATION

         The Company operates in a single reportable segment, radio, which derives its revenue from the sale of commercial broadcast inventory. The radio segment includes all of the Company's radio stations owned or operated and Premiere, a radio syndication business. The Company also aggregates into the category "other", one television station and several broadcast related businesses that provide market research, traffic reporting and satellite connectivity. Intersegment sales consist primarily of license fees for syndicated programming and broadcast services provided to the Company's radio stations. Intersegment revenues are recorded at market value.

         No single customer provides more than 10% of the Company's revenues, and the Company derives less than 10% of its revenues from markets outside of the U.S.

         "Broadcast cash flow" means operating income before depreciation and amortization and corporate general and administrative expenses. The Company's management believes that broadcast cash flow is helpful in understanding cash flow generated from its broadcasting in comparing operating performance of the Company's broadcast entities to other broadcast companies. Broadcast cash flow is also a key factor in the Company's assessment of performance. Broadcast cash flow should not be considered an alternative to net income or operating income as an indicator of the Company's overall performance.

         Financial information for the Company's business segment is as follows (in thousands):

YEAR ENDED DECEMBER 31, 1998      RADIO       OTHER      CORPORATE    ELIMINATIONS    CONSOLIDATED
                               ----------   ---------    ---------    ------------    ------------
Net broadcast revenue          $  700,079   $  65,496           --    $    (11,107)   $    754,468
Broadcast operating expenses      457,597      51,371           --         (11,107)        497,861
Broadcast cash flow               242,482      14,125           --              --         256,607
Corporate expenses                     --          --    $  19,684              --          19,684
Depreciation                       21,813       3,506        1,138              --          26,457
Amortization                       87,166       5,397        1,372              --          93,935
Operating income                  133,503       5,222      (22,194)             --         116,531

Capital expenditures               28,474       4,761        2,997              --          36,232
Radio station and other
  acquisitions                    798,341       1,870       10,000              --         810,211
Total assets                    2,983,481     258,110      201,260         (22,143)      3,420,708

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.      SEGMENT INFORMATION, Continued




YEAR ENDED DECEMBER 31, 1998      RADIO       OTHER      CORPORATE    ELIMINATIONS    CONSOLIDATED
                               ----------   ---------    ---------    ------------    ------------
Net broadcast revenue          $  483,548   $  51,576           --    $     (4,550)   $    530,574
Broadcast operating expenses      325,753      35,580           --          (4,550)        356,783
Broadcast cash flow               157,795      15,996           --              --         173,791
Corporate expenses                     --          --    $  14,093              --          14,093
Depreciation                       14,187       2,995          654              --          17,836
Amortization                       54,573       5,361          715              --          60,649
Operating income                   89,035       7,640      (15,462)             --          81,213

Capital expenditures               11,367       3,810        4,803              --          19,980
Radio station and other
  acquisitions                    703,287      28,329           --              --         731,616
Total assets                    2,208,992     253,864      143,020          (3,998)      2,601,878


YEAR ENDED DECEMBER 31, 1996

Net broadcast revenue          $  197,172   $   28,673          --    $     (2,084)   $    223,761
Broadcast operating expenses      135,284       17,865          --          (2,084)        151,065
Broadcast cash flow                61,888       10,808          --              --          72,696
Corporate expenses                     --           --   $   9,932              --           9,932
Depreciation                        5,956        1,279         426              --           7,661
Amortization                       13,668        2,075          --              --          15,743
Operating income                   42,264        7,454     (10,358)             --          39,360

Capital expenditures               10,945          377         530              --          11,852
Radio station and other
  acquisitions                    849,370          540          --              --         849,910
Total assets                    1,311,791      180,811     214,866          (2,526)      1,704,942

                          JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






16.      RECENTLY ISSUED ACCOUNTING STANDARDS

         On January 1, 1999, the Company adopted AICPA Statement of Position
         (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," issued in March 1998. SOP 98-1 requires the capitalization of certain expenditures for software that are purchased or internally developed for use in the business. The Company believes the implementation of SOP 98-1 will not have a material impact on its financial reporting.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure such instruments at fair value. The statement is effective for fiscal quarters of fiscal years beginning after June 15, 1999. The Company currently has no derivative instruments or hedging activities.

Supplementary Data


Quarterly Financial Data
for the years ended December 31, 1998 and 1997 (in thousands, except per share data) (Unaudited)



                              First       Second      Third       Fourth       Total
                             Quarter      Quarter     Quarter     Quarter      Year
                            ---------    ---------   ---------   ---------   ---------
1998

Net revenue                 $ 142,028    $ 183,836   $ 204,508   $ 224,096   $ 754,468
Operating income                3,581       29,726      39,692      43,532     116,531
Net (loss) income              (6,898)       5,022         439       2,379         942
Basic net (loss)
  income per
  common share (1)              (0.14)        0.10        0.01        0.05        0.02

Diluted net (loss) income
  per common share (1)          (0.14)        0.09        0.01        0.04        0.02

Quarterly Financial Data
for the years ended December 31, 1998 and 1997 (in thousands, except per share data) (Unaudited), Continued


                              First       Second      Third       Fourth       Total
                             Quarter      Quarter     Quarter     Quarter       Year
                            ---------    ---------   ---------   ----------   ---------
1997

Net revenue                 $  88,828    $ 135,553   $ 144,560    $ 161,633   $ 530,574
Operating income                5,392       24,179      25,520       26,122      81,213
Net (loss) income before
  extraordinary loss           (2,584)       4,145         483        1,360       3,404
Net (loss) income              (8,140)       4,145      (1,417)       1,360      (4,052)
Basic net (loss)
  income per
  common share: (1)
 Before extraordinary
  loss                          (0.08)        0.ll        0.01         0.03        0.08
 Extraordinary loss             (0.17)          --       (0.04)          --       (0.18)
                            ---------    ---------   ---------    ---------   ---------
  Basic net (loss)
     income per
     common share               (0.25)        0.11       (0.03)        0.03       (0.10)

Diluted net (loss) income
  per common share: (1)
 Before extraordinary
  loss                          (0.08)        0.10        0.01         0.03        0.08
 Extraordinary loss             (0.17)          --       (0.04)          --       (0.18)
                            ---------    ---------  ----------    ---------   ---------
  Diluted net (loss)
     income per
     common share               (0.25)        0.10       (0.03)        0.03       (0.10)


-------------------------

NOTE:

(1) The sum of the quarterly net income (loss) per share amounts does not equal the annual amount reported as per share amounts are computed independently for each quarter.

(b)  Pro forma financial information.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger. For accounting purposes Clear Channel will account for the merger as a purchase of Jacor; accordingly the net assets of Jacor Communications, Inc. ("Jacor") have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 give effect to the merger as if it had occurred on January 1, 1998. The unaudited pro forma combined condensed balance sheet at December 31, 1998 gives effect to the merger as if it occurred on December 31, 1998.

     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the merger with Universal Outdoor Holding, Inc. ("Universal"), and the acquisition of More Group, Plc ("More"), as if such merger and acquisition had occurred on January 1, 1998 ("Clear Channel Pro Forma"), and based upon the historical statement of operations of Jacor adjusted to reflect the acquisition of the assets of 17 radio stations from Nationwide Communications ("Nationwide") as if such acquisition had occurred on January 1, 1998 ("Jacor Pro Forma"). The unaudited pro forma combined condensed balance sheet was prepared based upon the historical balance sheet of Clear Channel and the historical balance sheet of Jacor. Certain amounts in Jacor's financial statements have been reclassified to conform to Clear Channel's presentation.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Jacor and Clear Channel.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger and the above described acquisitions and merger transactions of Clear Channel and Jacor occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                            CLEAR CHANNEL AND JACOR

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                               DECEMBER 31, 1998

                                                                                                 CLEAR CHANNEL
                                                                                   PRO FORMA        AND JACOR
                                                 CLEAR CHANNEL       JACOR          MERGER         PRO FORMA
                                                  HISTORICAL      HISTORICAL      ADJUSTMENT        MERGER
                                                 -------------   ------------    ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents....................  $     36,498    $     20,051    $    (50,000)   $      6,549
  Accounts receivable, net.....................       307,372         201,466            --           508,838
  Other current assets.........................        66,090          32,796            --            98,886
                                                 ------------    ------------    ------------    ------------
        Total Current Assets...................       409,960         254,313         (50,000)        614,273

Property, plant & equipment, net...............     1,915,787         281,049            --         2,196,836

Intangible assets:
  Contract valuations..........................       393,748         400,674            --           794,422
  Licenses and goodwill........................     4,223,432       2,530,496       2,487,582       9,241,510
  Other intangible assets......................        89,577            --              --            89,577
                                                 ------------    ------------    ------------    ------------
                                                    4,706,757       2,931,170       2,487,582      10,125,509
Less accumulated amortization..................      (315,275)       (181,822)        181,822        (315,275)
                                                 ------------    ------------    ------------    ------------
                                                    4,391,482       2,749,348       2,669,404       9,810,234

Other assets:
  Notes receivable.............................        53,675            --              --            53,675
  Investments in and advances to,
    nonconsolidated affiliates.................       324,835            --              --           324,835
  Other assets.................................       109,269         135,998            --           245,267
  Other investments............................       334,910            --              --           334,910
                                                 ------------    ------------    ------------    ------------
        TOTAL ASSETS...........................  $  7,539,918    $  3,420,708    $  2,619,404    $ 13,580,030
                                                 ============    ============    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable, accrued expenses and other
    current liabilities........................  $    250,180    $    128,400    $       --      $    378,580
  Current portion of long-term debt............         7,964          35,000            --            42,964
                                                 ------------    ------------    ------------    ------------
        Total Current Liabilities..............       258,144         163,400            --           421,544

Long-term debt.................................     2,323,643       1,289,574            --         3,613,217
Deferred income taxes..........................       383,564         345,478            --           729,042
Other long-term liabilities....................        75,533         112,988            --           188,521
Liquid yield options notes.....................          --           306,202         131,195         437,397
Minority interest..............................        15,605            --              --            15,605
Shareholders' equity:
  Preferred stock..............................          --              --              --              --
  Common stock.................................        26,370             512           6,086          32,968
  Additional paid-in capital...................     4,067,297       1,124,057       2,521,424       7,712,778
  Common stock warrants........................          --            30,819           8,377          39,196
  Retained earnings............................       223,662          22,250         (22,250)        223,662
  Other........................................         6,888            --              --             6,888
  Unrealized gain on investments...............       161,185          25,428         (25,428)        161,185
  Cost of shares held in treasury..............        (1,973)           --              --            (1,973)
                                                 ------------    ------------    ------------    ------------
        Total Shareholders' Equity.............     4,483,429       1,203,066       2,488,209       8,174,704
                                                 ------------    ------------    ------------    ------------

        TOTAL LIABILITIES AND SHAREHOLDERS'
          EQUITY...............................  $  7,539,918    $  3,420,708    $  2,619,404    $ 13,580,030
                                                 ============    ============    ============    ============

                            CLEAR CHANNEL AND JACOR

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                                                                   CLEAR CHANNEL
                                                                     PRO FORMA       AND JACOR
                                       CLEAR CHANNEL      JACOR        MERGER        PRO FORMA
                                         PRO FORMA      PRO FORMA    ADJUSTMENT       MERGER
                                       -------------    ---------    ----------    -------------
Net revenue..........................   $ 1,550,906    $   813,280    $      --      $ 2,364,186
Operating expenses...................       908,918        539,294           --        1,448,212
Depreciation and amortization........       355,473        130,300         99,160        584,933
Corporate expenses...................        44,950         21,090           --           66,040
                                        -----------    -----------    -----------    -----------
Operating income (loss)..............       241,565        122,596        (99,160)       265,001
Interest expense.....................       174,992        121,797           --          296,789
Other income (expense) -- net........         3,211         19,802           --           23,013
                                        -----------    -----------    -----------    -----------
Income (loss) before income taxes....        69,784         20,601        (99,160)        (8,775)
Income tax (expense) benefit.........       (68,926)       (24,275)          --          (93,201)
                                        -----------    -----------    -----------    -----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates.........................           858         (3,674)       (99,160)      (101,976)
Equity in earnings of
  nonconsolidated affiliates.........         8,091           --             --            8,091
                                        -----------    -----------    -----------    -----------
Net income (loss) before
  extraordinary items................   $     8,949    $    (3,674)   $   (99,160)   $   (93,885)
                                        ===========    ===========    ===========    ===========
Net income (loss) before
  extraordinary items per common
  share:
  Basic..............................   $      0.04                                  $     (0.30)
                                        ===========                                  ===========

  Diluted............................   $      0.04                                  $     (0.30)
                                        ===========                                  ===========

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Clear Channel and Jacor unaudited pro forma combined condensed financial statements reflect the merger, accounted for as a purchase, as follows:

Jacor common stock outstanding (in whole shares)............     51,184,217
Exchange ratio (based on the estimated value per share of
  $38.7054).................................................          1.289
                                                              -------------
Clear Channel's common stock to be issued in the merger (in
  whole shares).............................................     65,976,456
Estimated value per share...................................  X $     55.00
                                                              -------------
                                                                $ 3,628,705
Estimated value of common stock options.....................         23,374
Estimated transaction costs.................................         50,000
                                                              -------------
          Total estimated purchase price....................    $ 3,702,079
                                                              =============

     For purpose of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $ 3,702,079
Plus -- estimated fair value of LYONs notes in excess of
  carrying value............................................      131,195
Plus -- estimated fair value of Jacor common stock warrants
  in excess of carrying value...............................        8,377
Less -- Jacor's net assets exchanged in the merger at
  December 31, 1998 adjusted for the elimination of
  existing net licenses and goodwill of $2,348,674..........   (1,176,427)
                                                              -----------
Estimated excess purchase price (allocated to licenses and
  goodwill).................................................  $ 5,018,078
                                                              ===========

     The estimated excess purchase price allocated to licenses and goodwill of $5,018,078 will be amortized over a 25 year period using the straight line method which will result in annual goodwill amortization of $200,723.

     This pro forma is based on the maximum exchange ratio of 1.289 shares of Clear Channel common shares per each share of Jacor common shares, as based on the average closing price of $55.00 per share calculated using the average closing prices around December 31, 1998. As the exchange ratio is variable, based on the moving average market price of Clear Channel's common stock, the following analysis gives effect to a range of possible pro forma results for selected items based on market prices varying from $60.00 to $75.00 per share.

                                                                     WEIGHTED AVERAGE
                                                 NET LOSS PER          COMMON SHARES
                                                 COMMON SHARE     ----------------------
                  TOTAL ASSETS      NET LOSS    BASIC & DILUTED    BASIC        DILUTED
                  ------------      --------    ---------------   -------       -------
                                                  (IN THOUSANDS)
At and for the year ended December 31, 1998
  Price of Clear Channel Stock:

       $60.00     $13,750,813      $(100,716)      $(0.33)        308,938       327,171
                  ===========      =========       ======         =======       =======
       $65.00     $13,919,120      $(107,449)      $(0.35)        306,686       324,735
                  ===========      =========       ======         =======       =======
       $70.00     $14,090,327      $(114,297)      $(0.38)        304,792       322,687
                  ===========      =========       ======         =======       =======
       $75.00     $14,262,032      $(121,165)      $(0.40)        303,154       320,915
                  ===========      =========       ======         =======       =======

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS, CONTINUED


     The unaudited pro forma combined condensed balance sheet is based on the assumption that Jacor's debt holders will accept the transfer of debt to Clear Channel. However, Clear Channel must offer to purchase all outstanding senior subordinated notes at 101% of the principal amount. Clear Channel must also offer to purchase all liquid yield option notes at their accreted value of $306,202 million. It is unlikely that the debt holders will accept Clear Channel's offer, as the fair value of this debt is greater than the required offer. If all of Jacor's debt holders would accept Clear Channel's offer, the pro forma total debt balance would decrease by $125.8 million.

     The unaudited pro forma combined condensed financial statements of operations excludes the effect of any divestiture of stations, which may be required for regulatory approval, as Clear Channel intends the funds received from any divestiture to be reinvested in acquisitions of similar stations in other markets. Neither Clear Channel nor Jacor anticipates that any required divestitures will be significant. The unaudited pro forma combined condensed financial statements of operations also excludes the effect of retired or refinanced debt as any retirement or refinancing of debt will not occur at or prior to the closing of the merger.

     If the merger agreement is terminated under certain circumstances, Jacor must pay Clear Channel a fee of $115 million as a result of such termination.

     The pro forma merger adjustments at December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(a)  Decrease in cash and cash equivalents resulting from
       estimated merger expenses.................................  $  (50,000)
(b)  Increase in goodwill and licenses equal to the excess
       purchase price of the merger..............................   2,487,582
(c)  Decrease in accumulated amortization resulting from the elimination of Jacor's existing accumulated amortization
       on goodwill...............................................     181,822
(d)  Record liquid yield option notes at estimated fair value....     131,195
(e)  Increase common stock to account for Clear Channel common
       stock given in the merger at $0.10 par value..............       6,086
(f)  Increase additional paid-in capital to account for Clear
       Channel common stock given in the merger at $55.00 per
       share less $0.10 par value ($2,498,050) plus the value of
       Jacor stock options included in the Merger ($23,374)......   2,521,424
(g)  Record common stock warrants at estimated fair value........       8,377
(h)  Eliminate Jacor's existing retained earnings balance........     (22,250)
(i)  Eliminate Jacor's existing unrealized gain on investments
       balance...................................................     (25,428)

     The pro forma merger adjustment for the year ended December 31, 1998 is as follows:

                                                                 (DECREASE)
                                                                 TO INCOME
                                                            -------------------
(j)  Increase in amortization expense resulting from the
       additional goodwill created by the merger and a
       change in the life of goodwill amortization from 40
       years (Jacor's policy) to 25 years (Clear Channel's
       policy). This amortization expense results in a
       permanent difference and will not be deductible for
       federal income tax purposes........................             $(99,160)

                            CLEAR CHANNEL AND JACOR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED FINANCIAL STATEMENTS, CONTINUED

Pro forma basic and diluted share information is as follows:

                                                                (IN THOUSANDS)
Basic
Clear Channel pro forma weighted average shares
  outstanding...............................................    245,572
Jacor pro forma weighted average shares outstanding.........     50,389
Increase weighted average common stock outstanding to
  account for Clear Channel's common stock given in the
  merger at the exchange ratio of 1.289.....................     15,587
                                                                -------
Clear Channel and Jacor Pro Forma Merger....................    311,548
                                                                =======
Diluted
Clear Channel pro forma weighted average shares
  outstanding...............................................    258,635
Jacor pro forma weighted average shares outstanding.........     54,565
Increase weighted average common stock outstanding to
  account for Clear Channel common stock given in the merger and to account for the dilution effect of Jacor's common
  stock warrants, employee stock options and other dilutive
  shares have on the Company at the exchange ratio of
  1.289.....................................................     16,794
                                                                -------
Clear Channel and Jacor Pro Forma Merger....................    329,994
                                                                =======

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                        CLEAR                                                                  CLEAR
                                       CHANNEL     UNIVERSAL      PRO FORMA        MORE        PRO FORMA      CHANNEL
                                      HISTORICAL   HISTORICAL   ADJUSTMENT(1)   HISTORICAL   ADJUSTMENT(2)   PRO FORMA
                                      ----------   ----------   -------------   ----------   -------------   ----------
Net revenue......................... $1,350,940     $55,292        $    --       $144,674      $     --      $1,550,906
Operating expenses..................    767,265      30,826             --        110,827            --         908,918
Depreciation and amortization.......    304,972      15,517          7,720         15,699        11,565         355,473
Noncash compensation expense........         --         106           (106)         3,476        (3,476)             --
Corporate expenses..................     37,825       1,414             --          5,711            --          44,950
                                       --------     -------        -------       --------      --------      ----------
Operating income (loss).............    240,878       7,429         (7,614)         8,961        (8,089)        241,565
Interest expense....................    135,766      13,159             --          3,715        22,352         174,992
Other income (expense) -- net.......     12,810         (23)            --         (9,576)           --           3,211
                                       --------     -------        -------       --------      --------      ----------
Income (loss) before income taxes...    117,922      (5,753)        (7,614)        (4,330)      (30,441)         69,784
Income tax (expense) benefit........    (72,353)         --             --         (3,301)        6,728         (68,926)
                                       --------     -------        -------       --------      --------      ----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates........................     45,569      (5,753)        (7,614)        (7,631)      (23,713)            858
Equity in earnings (loss) of non-
  consolidated affiliates...........      8,462          --             --           (371)           --           8,091
                                       --------     -------        -------       --------      --------      ----------
Net income (loss)...................   $ 54,031     $(5,753)       $(7,614)      $ (8,002)     $(23,713)     $    8,949
                                       ========     =======        =======       ========      ========      ==========
Net income per common share:
  Basic.............................   $   0.23                                                              $     0.04
                                       ========                                                              ==========
  Diluted...........................   $   0.22                                                              $     0.04
                                       ========                                                              ==========

                                 CLEAR CHANNEL

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      STATEMENTS OF OPERATIONS, CONTINUED

UNIVERSAL MERGER

     (1) The pro forma merger adjustments for the year ended December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(a)  Increase in amortization expense resulting from the
       additional goodwill created by the merger. ...........       $(7,720)
(b)  Decrease in noncash compensation to reverse the effect
       of Financial Accounting Standards Board Statement
       No. 123 ("FAS 123") from the statement of operations as the
       Company elected to follow Accounting Principles Board
       Opinion Number 25("APB 25") for earnings presentation and
       implemented FAS 123 for footnote disclosure only. ....           106

MORE ACQUISITION

     (2) More is headquartered in London. Accordingly, More's financial statements are reported in British Pounds. The statement of operations was translated into US Dollars using the average exchange rate for the period and the balance sheet was translated into US Dollars using the exchange rate at the end of the period. The pro forma adjustments for the year ended December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                               ------------------
(c)  Increase in amortization expense resulting from the
       additional goodwill created by the acquisition. ......       $(11,565)
(d)  Decrease in noncash compensation to reverse the effect
       of FAS 123 from the statement of operations as Clear
       Channel elected to follow APB 25 for earnings
       presentation and implemented FAS 123 for footnote
       disclosure only. .....................................          3,476
(e)  Increase in interest expense due to financing the
       acquisition price of More at Clear Channel's average
       interest rate of 5.78% for 1998. .....................        (22,352)
(f)  The tax effect of adjustment (d) at the 1998 UK
       statutory rate of 31.5% offset by the tax benefit of
       adjustment (e) at Clear Channel's federal U.S. tax
       rate in 1998 of 35%. .................................          6,728

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                           HISTORICAL
                                           NATIONWIDE
                                           SIX MONTHS     NATIONWIDE    ACQUISITION
                               JACOR          ENDED        PRO FORMA     PRO FORMA         JACOR
                             HISTORICAL   JUNE 30, 1998   ADJUSTMENTS   ADJUSTMENTS      PRO FORMA
                             ----------   -------------   -----------   -----------      ---------
Net revenue................   $754,468       $50,171         $  --       $  8,641(e)     $813,280
Broadcast operating
  expenses.................    497,861        39,623          (738)(a)      2,548(e)(g)   539,294
Depreciation and
  amortization.............    120,392         5,044           299(a)       4,565(b)      130,300
Corporate general and
  administrative
  expenses.................     19,684         1,406            --             --(g)       21,090
                              --------       -------         -----       --------        --------
Operating income (loss)....    116,531         4,098           439          1,528         122,596
Interest expense, net......    107,295          (452)           --         14,954(c)      121,797
Gain on sale of radio
  stations.................     10,896            --            --             --          10,896
Other income (expense),
  net......................      8,910            (4)           --             --           8,906
                              --------       -------         -----       --------        --------
Income (loss) before income
  taxes and extraordinary
  items....................     29,042         4,546           439        (13,426)         20,601
Income tax (expense)
  credit...................    (28,100)       (1,546)           --          5,371(d)      (24,275)
                              --------       -------         -----       --------        --------
Income (loss) before
  extraordinary items......   $    942       $ 3,000         $ 439       $ (8,055)       $ (3,674)
                              ========       =======         =====       ========        ========
Income (loss) per common
  share:
  Basic....................   $   0.02                                                   $  (0.08)(f)
                              ========                                                   ========
  Diluted..................   $   0.02                                                   $  (0.08)(f)
                              ========                                                   ========

                  JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


(a) The adjustments for the six months ended June 30, 1998 represent the elimination of time brokerage agreement fees and additional depreciation and amortization expenses resulting from the allocation of Nationwide's purchase price of KXGL in San Diego.

(b) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values.

(c) The adjustment reflects additional interest expense related to additional borrowings under Jacor's credit facility, its 8% Notes and its 4 3/4% Liquid Yield Option Notes offering completed during February of 1998 to finance, in part, the acquisition of Nationwide.

(d) To provide for the tax effect of pro forma adjustments using an assumed rate of 40%.

(e) Additional revenues and expenses related to Nationwide Stations from July 1, 1998 to the date of acquisition consummation, net of elimination of the results for the divestiture of two San Diego stations.

(f) The pro forma weighted average shares outstanding includes all shares outstanding as of December 31, 1998. The pro forma weighted averages shares outstanding of Jacor do not reflect any outstanding options and warrants or the assumed conversion of the LYON's as they are antidilutive.

(g) The Company has experienced and anticipates continuing to experience significant expense savings, which are not reflected in the pro forma statements of operations, resulting from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in broadcast areas, changes in benefit plan and compensation structures to conform with Jacor's and the elimination of Nationwide's corporate office function.

                                                 YEAR ENDED
                                              DECEMBER 31, 1998
                                              -----------------
   ESTIMATED EXPENSE SAVINGS
   Corporate general and administrative.....        $1,406
   Benefit plan expenses....................         1,741
   Commissions..............................           413
   Promotion and programming................         1,527
   Personnel reductions.....................         1,955
   Other....................................           732
                                                    ------
             TOTAL..........................         7,774
   Income Taxes.............................         3,110
                                                    ------
             TOTAL, net of taxes............        $4,664
                                                    ======

(c)   Index to Exhibits

  23       Consent of PricewaterhouseCoopers LLP. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date          April 12, 1999            By  /s/ HERBERT W. HILL, JR.
                                        Herbert W. Hill, Jr.
                                        Senior Vice President/
                                        Chief Accounting Officer



                                   Index to Exhibits

23            Consent of PricewaterhouseCoopers LLP. (filed herewith)